EXHIBIT 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Environmental Power Corporation		The Equity Group Inc.

Kam Tejwani		Devin Sullivan
President and Chief Executive Officer		(212) 836-9608
(603) 431-1780		dsullivan@equityny.com
ktejwani@environmentalpower.com		Adam Prior
(212) 836-9606
aprior@equityny.com

FOR IMMEDIATE RELEASE

ENVIRONMENTAL POWER CORPORATION PRICES OFFERING OF COMMON STOCK

Portsmouth, NH – February 3, 2005 – Environmental Power Corporation (the “Company”) (AMEX: EPG) today announced that it had priced its public offering of 2,500,000 shares of its common stock at $5.50 per share. All shares being offered are being sold by the Company.

Ladenburg Thalmann & Co. Inc. is the sole underwriter of the offering. The underwriter has been granted a 30-day option to purchase up to an additional 375,000 shares of common stock for the purpose of covering over-allotments, if any.

A copy of the Prospectus relating to the offering may be obtained from Ladenburg Thalmann & Co. Inc. at 590 Madison Avenue, New York, NY 10022, Tel: (212) 409-2000.

A registration statement relating to the common stock has been filed with, and declared effective by, the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy Cogeneration Systems, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. For more information visit the Company’s web site at www.environmentalpower.com.

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